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                                EXHIBIT 5

                      WARNER NORCROSS & JUDD LLP
                            Attorneys At Law
                         900 Old Kent Building
                         111 Lyon Street, N.W.
                  Grand Rapids, Michigan 49503-2489
                       Telephone: (616) 752-2000
                            Fax: (616) 752-2500


                                  May 22, 1997



Dakota Cooperative Telecommunications, Inc.
(To become Dakota Telecommunications Group, Inc.)
Post Office Box 66
29705 453rd Avenue
Irene, South Dakota 57037-0066

Dakota Telecommunications Group (Delaware), Inc.
Post Office Box 66
29705 453rd Avenue
Irene, South Dakota 57037-0066

     Re:  REGISTRATION STATEMENT ON FORM S-4
             1,087,064 SHARES OF COMMON STOCK

Gentlemen:

       We are counsel to Dakota Cooperative Telecommunications, Inc. (to become Dakota Telecommunications Group, Inc.) ("DTG") and Dakota Telecommunications Group (Delaware), Inc. ("DTG Delaware") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 1,087,064 shares of DTG or DTG Delaware common stock, no par value (the "Common Stock"), pursuant to a registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on or about February 18, 1997, as amended by Amendment No. 1 filed with the Commission on April 9, 1997 and Amendment No. 2 to be filed on or about May 22, 1997.

       We are familiar with the proceedings taken by DTG and DTG
Delaware in connection with the authorization of up to 1,087,064 shares of Common Stock. We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

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        Based upon the foregoing, we are of the opinion that, the Common
Stock will be, when duly registered under the Securities Act and issued and delivered as described in the Registration Statement as amended, legally issued, fully paid and non-assessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and the references to our firm in the Registration Statement.

          This opinion is rendered for the purposes of Item 21 of Form S-4 and Item 601 of Regulation S-B and may not be used, quoted or referred to or filed for any other purpose without our prior written permission.

                                   WARNER NORCROSS & JUDD LLP


                                   By: /s/ Tracy T. Larsen
                                        Tracy T. Larsen, Partner